Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II and to the use of our report dated May 29, 2026 on the financial statements and financial highlights of Tradr 2X Long ACHR Daily ETF, Tradr 2X Long ALAB Daily ETF, Tradr 2X Long APLD Daily ETF, Tradr 2X Long APP Daily ETF, Tradr 2X Long ASTS Daily ETF, Tradr 2X Long CEG Daily ETF, Tradr 2X Long CLSK Daily ETF, Tradr 2X Long CORZ Daily ETF, Tradr 2X Long CRDO Daily ETF, Tradr 2X Long CRWV Daily ETF, Tradr 2X Long GEV Daily ETF, Tradr 2X Long IBM Daily ETF, Tradr 2X Long JOBY Daily ETF, Tradr 2X Long LRCX Daily ETF, Tradr 2X Long NBIS Daily ETF, Tradr 2X Long NVTS Daily ETF, Tradr 2X Long PONY Daily ETF, Tradr 2X Long QBTS Daily ETF, Tradr 2X Long QUBT Daily ETF, Tradr 2X Long RGTI Daily ETF, Tradr 2X Long SMR Daily ETF, Tradr 2X Long TEM Daily ETF, Tradr 2X Long U Daily ETF, and Tradr 2X Long UPST Daily ETF, each a series of Investment Manager Series Trust II, appearing in Form N-CSR for the year ended March 31, 2026 which are incorporated by reference into the Registration Statement.

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II, with respect to Tradr 2X Long DHI Daily ETF, and Tradr 2X Long ZS Daily ETF, each a series of shares of Investment Managers Series Trust II, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 23, 2026